As filed with the U.S. Securities and Exchange Commission on September 22, 2021.

Registration No. 333-258698

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OppFi Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	85-1648122
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

(312) 212-8079

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jared Kaplan

Chief Executive Officer

OppFi Inc.

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

(312) 212-8079

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shiven Shah Chief Financial Officer OppFi Inc. 130 E. Randolph Street, Suite 3400 Chicago, Illinois 60601 (312) 212-8079	Joshua M. Samek, Esq. Penny J. Minna, Esq. DLA Piper LLP (US) 200 South Biscayne Boulevard, Suite 2500 Miami, Florida (305) 423-8500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A common stock, par value $0.0001 per share	116,304,132(3)	$9.33(4)	$1,085,117,551.56	$118,386.33
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	3,451,964(5)	—(6)	—(6)	—(6)
Total	119,756,096		$1,085,117,551.56	$118,386.33

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Class A Common Stock, as applicable.

(2)	Previously paid.
(3)

Consists of (i) 100,964,668 shares of Class A Common Stock registered for sale by the selling securityholders named in this registration statement (excluding the shares referred to in the following clauses (ii)-(iv)), (ii) 3,451,964 shares of Class A Common Stock issuable upon exercise of 3,451,964 Private Placement Warrants (as defined below) being registered hereunder, (iii) 11,887,500 shares of Class A Common Stock issuable upon the exercise of 11,887,500 Public Warrants (as defined below).

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Class A Common Stock on August 4, 2021, as reported on The New York Stock Exchange.

(5)	Represents the resale of 3,451,964 Private Placement Warrants being registered hereunder.
(6)

In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A Common Stock underlying such Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

OppFi Inc. is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-25869), filed with the Securities and Exchange Commission on August 11, 2021 (the “Registration Statement”), solely to update Item 16 to provide updated consents as Exhibits 23.1 and 23.2. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, as revised, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN

PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of February 9, 2021, by and among the Company, Opportunity Financial, LLC and Todd Schwartz, in his capacity as the Members’ Representative (incorporated by reference to Exhibit 2.1 of FG New America Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on February 11, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of OppFi Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

3.2	Amended and Restated Bylaws of OppFi Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

4.1	Form of Warrant Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

4.2	Warrant Agreement, dated as of September 29, 2020, by and between FG New America Acquisition Corp. and Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 to FG New America Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39550) filed by the Company with the SEC on October 2, 2020).

5.1*	Opinion of DLA Piper LLP (US).

10.1	Tax Receivable Agreement, dated as of July 20, 2021, by and among the Company, Opportunity Financial, LLC, the Members and the Members’ Representative (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.2	Investor Rights Agreement, dated as of July 20, 2021, by and among the Company, the Founder Holders, the Members, the Members’ Representative and certain other parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July, 2021).

10.3+	Third Amended and Restated Limited Liability Company Agreement of Opportunity Financial, LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.5+	Executive Employment Agreement, dated September 16, 2015, by and between Opportunity Financial, LLC and Jared Kaplan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.6+	Executive Employment Agreement, dated July 8, 2021, by and between Opportunity Financial, LLC and Neville Crawley (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.7	Offer Letter from Opportunity Financial, LLC, dba OppLoans, to Shiven Shah, dated December 12, 2016 (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.8	Offer Letter from Opportunity Financial, LLC, dba OppLoans, to Salvador Hazday, dated May 30, 2017 (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.9†+	Amended and Restated Revolving Credit Agreement, dated January, 31, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.10†	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated June 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.11†	Amendment No. 2 to Amended and Restated Revolving Credit Agreement, dated June 26, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description
10.12†	Amendment No. 3 to Amended and Restated Revolving Credit Agreement, dated November 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.13†	Amendment No. 4 to Amended and Restated Revolving Credit Agreement and Amendment No. 2 to Fee Letter, dated December 16, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.13 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.14†+	Revolving Credit Agreement, dated April 15, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.14 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.15†	Amendment No. 1 to Revolving Credit Agreement, dated July 18, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021)

10.16†	Amendment No. 2 to Revolving Credit Agreement, dated December 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.16 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.17†	Amendment No. 3 to Revolving Credit Agreement, dated January 31, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.18†	Amendment No. 4 to Revolving Credit Agreement, dated February 14, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.19†	Amendment No. 5 to Revolving Credit Agreement, dated June 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.19 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.20†	Amendment No. 6 to Revolving Credit Agreement, dated June 26, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.20 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.21†	Amendment No. 7 to Revolving Credit Agreement, dated November 13, 2020 by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.22†	Amendment No. 8 to Revolving Credit Agreement and Amendment No. 2 to Fee Letter, dated December 16, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P. (incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.23†+	Senior Secured Multi-Draw Term Loan Facility, dated November 9, 2018, as amended, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.23 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description
10.24	First Amendment to Senior Secured Multi-Draw Term Loan Facility, dated April 15, 2019, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.24 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.25†	Second Amendment to Senior Secured Multi-Draw Term Loan Facility, dated May 31, 2019, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.25 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.26	Third Amendment to Senior Secured Multi-Draw Term Loan Facility, dated February 14, 2020, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.26 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.27†	Fourth Amendment to Senior Secured Multi-Draw Term Loan Facility, dated August 13, 2020, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.27 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.28†	Omnibus Amendment to Loan Agreement and Other Basic Documents, dated March 23, 2021, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.28 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.29†	Sixth Amendment to Senior Secured Multi-Draw Term Loan Facility, dated July 19, 2021, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.29 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.30†+	Amended and Restated Program Agreement, dated November 9, 2018, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.30 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.31†	First Amendment to the Program Agreement, dated May 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.31 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.32	Second Amendment to the Program Agreement, dated July 19, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.32 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.33†+	Revolving Credit Agreement, dated April 15, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.33 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.34†	First Amendment to Revolving Credit Agreement, dated June 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.34 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.35†	Amendment No. 2 to Revolving Credit Agreement, dated December 26, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.35 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.36†	Amendment No. 3 to Revolving Credit Agreement, dated February 14, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.36 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description
10.37†	Amendment No. 4 to Revolving Credit Agreement, dated May 11, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.37 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.38†+	Revolving Credit Agreement, dated August 19, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.38 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.39†	Amendment No. 1 to Revolving Credit Agreement, dated December 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.39 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.40†	Amendment No. 2 to Revolving Credit Agreement, dated February 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.40 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.41†	Amendment No. 3 to Revolving Credit Agreement, dated May 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.41 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.42†	Amendment No. 4 to Revolving Credit Agreement, dated March 31, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.42 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.43†	Note, dated April 13, 2021, made by Opportunity Financial, LLC in favor of BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.43 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.44†+	Marketing and Program Management Agreement, dated as of April 17, 2020, by and between Capital Community Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.44 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.45	First Amendment to Marketing and Program Management Agreement, dated as of August 10, 2020, by and between Capital Community Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.45 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.46†+	Loan Program Agreement, dated as of October 31, 2017, by and between FinWise Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.46 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.47†	First Amendment to the Loan Program Agreement, dated as of January 18, 2018, by and between FinWise Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.47 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.48	OppFi Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex E of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

10.49	Form of OppFi Inc. Stock Option Agreement (incorporated by reference to Exhibit 10.49 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

Exhibit Number	Description
10.50	OppFi Management Holdings, LLC Profits Interest Plan (incorporated by reference to Exhibit 10.50 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.51	Form of OppFi Management Holdings, LLC Profits Interest Plan Management Profits Interest Agreement (incorporated by reference to Exhibit 10.51 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.52+	Program Marketing and Servicing Agreement, dated November 1, 2019, by and between First Electronic Bank and Opportunity Financial, LLC (incorporated by reference to Exhibit 10.52 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

10.53	OppFi Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

10.54†+	Amendment No. 5 to Revolving Credit Agreement, dated August 6, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A. (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q (File No. 001-39550) filed with the SEC on August 10, 2021).

10.55	Underwriting Agreement, dated September 29, 2020, by and among the Company and the underwriters named on Schedule A thereto (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

10.56	Founder Warrants Purchase Agreement, dated September 29, 2020, by and among the Company and FG New America Investors LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

10.57	$15 Exercise Price Warrants Purchase Agreement, dated September 29, 2020, by and among the Company and FG New America Investors LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

10.58	Private Placement Units Purchase Agreement, dated September 29, 2020, by and among the Company and FG New America Investors LLC (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on October 2, 2020).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 10.53 of the Company’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on July 26, 2021).

23.1**	Consent of RSM US LLP.

23.2**	Consent of Plante & Moran, PLLC.

23.3*	Consent of DLA Piper LLP (US) (Included on Exhibit 5.1).

24***	Power of Attorney.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL)

†	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(10).
+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-258698) filed by the Company with the SEC on August 11, 2021.
**	Filed herewith.
***	Included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-258698) filed by the Company with the SEC on August 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 22nd day of September, 2021.

OppFi Inc.

By:	/s/ Jared Kaplan

Name:	Jared Kaplan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jared Kaplan Jared Kaplan	Chief Executive Officer (Principal Executive Officer) and Director	September 22, 2021

/s/ Pamela Johnson Pamela Johnson	Chief Accounting Officer (Principal Accounting Officer)	September 22, 2021

/s/ Shiven Shah Shiven Shah	Chief Financial Officer (Principal Financial Officer)	September 22, 2021

* Todd Schwartz	Chairman of the Board of Directors	September 22, 2021

* Theodore Schwartz	Director	September 22, 2021

* David Vennettilli	Director	September 22, 2021

* Christina Favilla	Director	September 22, 2021

* Jocelyn Moore	Director	September 22, 2021

* Greg Zeeman	Director	September 22, 2021

*By:	/s/ Shiven Shah
Name:	Shiven Shah
Title:	Attorney-in-Fact